UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2020

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38191 (Commission File Number)	47-3828760 (IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On July 20, 2020, Mustang Bio, Inc. (the “Company”) launched an at-the-market offering (the “Offering”) of up to $50,605,000 worth of shares of the Company’s common stock, par value $0.0001 per share, pursuant to an At Market Issuance Sales Agreement by and among the Company, B. Riley FBR, Inc., Cantor Fitzgerald & Co., National Securities Corporation and Oppenheimer & Co. Inc., dated July 27, 2018 (the “Agreement”), as amended on July 20, 2020. Copies of the Agreement and Amendment No. 1 to the Agreement are attached hereto as Exhibit 1.1 and 1.2, respectively, and are incorporated by reference herein.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
1.1	At Market Issuance Sales Agreement, dated July 27, 2018, between the Company, B. Riley FBR, Inc., Cantor Fitzgerald & Co., National Securities Corporation and Oppenheimer & Co. Inc.
1.2	Amendment No. 1 to At Market Issuance Sales Agreement, dated July 20, 2020, between the Company, B. Riley FBR, Inc., Cantor Fitzgerald & Co., National Securities Corporation and Oppenheimer & Co. Inc.
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2020	Mustang Bio, Inc.
(Registrant)

	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer